Exhibit 10.1

Execution Version

INTREPID POTASH, INC.

SECOND AMENDMENT AND SIXTH WAIVER TO

NOTE PURCHASE AGREEMENT

$60,000,000 3.23% Senior Notes, Series A, due April 16, 2020

$45,000,000 4.13% Senior Notes, Series B, due April 14, 2023

$45,000,000 4.28% Senior Notes, Series C, due April 16, 2025

Dated as of September 30, 2016

To the Holders of the Senior Notes

of Intrepid Potash, Inc.

Named in the Attached Schedule I

Ladies and Gentlemen:

Reference is made to the Note Purchase Agreement dated as of August 28, 2012 among Intrepid Potash, Inc. (the “Company”) and the Purchasers listed in Schedule A attached thereto, as amended by that certain First Amendment to Note Purchase Agreement dated as of January 15, 2016 (as so amended, the “Existing Note Purchase Agreement”), pursuant to which the Company issued (i) $60,000,000 aggregate principal amount of its 3.23% Senior Notes, Series A, due April 16, 2020 (as in effect prior to giving effect to the Amendments (as defined below), the “Existing Series A Notes”, and as amended by this Amendment and Waiver Agreement (as defined below) and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Series A Notes”); (ii) $45,000,000 aggregate principal amount of its 4.13% Senior Notes, Series B, due April 14, 2023 (as in effect prior to giving effect to the Amendments, the “Existing Series B Notes”, and as amended by this Amendment and Waiver Agreement and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Series B Notes”); and (iii) $45,000,000 aggregate principal amount of its 4.28% Senior Notes, Series C, due April 16, 2025 (as in effect prior to giving effect to the Amendments, the “Existing Series C Notes”, and as amended by this Amendment and Waiver Agreement and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Series C Notes”) (the Existing Series A Notes, the Existing Series B Notes and the Existing Series C Notes, collectively, the “Existing Notes”; the Series A Notes, the Series B Notes and the Series C Notes, collectively, the “Notes”).  You are referred to herein individually as a “Holder” and collectively as the “Holders.”  The Existing Note Purchase Agreement, as modified by this Second Amendment and Sixth Waiver to Note Purchase Agreement (this “Amendment and Waiver Agreement”) and as may be further amended, restated, supplemented or otherwise modified from time to time, is referred to herein as the “Note Purchase Agreement”.  Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Note Purchase Agreement.

Pursuant to the Waiver to Note Purchase Agreement dated as of March 23, 2016 by and among the Company and the Holders, each of the Holders waived compliance by the Company with Sections 10.1 and 10.2 of the Note Purchase Agreement for the fiscal quarter ended March 31, 2016 until May 13, 2016.

Pursuant to the Second Waiver to Note Purchase Agreement dated as of May 6, 2016 by and among the Company and the Holders, each of the Holders again waived compliance by the Company with Sections 10.1 and 10.2 of the Note Purchase Agreement for the fiscal quarter ended March 31, 2016 until June 30, 2016.

Pursuant to the Third Waiver to Note Purchase Agreement dated as of June 30, 2016 by and among the Company and the Holders, each of the Holders again waived compliance by the Company with Sections 10.1 and 10.2 of the Note Purchase Agreement for the fiscal quarter ended March 31, 2016 until July 15, 2016.

Pursuant to the Fourth Waiver to Note Purchase Agreement dated as of July 15, 2016 by and among the Company and the Holders, each of the Holders again waived compliance by the Company with Sections 10.1 and 10.2 of the Note Purchase Agreement for the fiscal quarter ended March 31, 2016 until July 29, 2016.

Pursuant to the Fifth Waiver to Note Purchase Agreement dated as of July 29, 2016 by and among the Company and the Holders (the “Fifth Waiver”), each of the Holders again waived compliance by the Company with Sections 10.1 and 10.2 of the Note Purchase Agreement for the fiscal quarter ended March 31, 2016, and waived compliance by the Company with such Sections for the fiscal quarter ended June 30, 2016, in each case, until September 30, 2016.

The Company has further requested that (i) compliance by the Company with Sections 10.1 and 10.2 of the Note Purchase Agreement for each of the fiscal quarters ended March 31, 2016 and June 30, 2016 (collectively, the “Specified Quarters”) be waived from September 30, 2016 until October 31, 2016 (the “Waiver Expiration Date”) and (ii) the Holders agree to certain amendments to the Existing Note Purchase Agreement.  The undersigned Holders have agreed to such waivers and amendments on the terms and conditions set forth herein.

But for the Waivers (as defined below) provided herein, Events of Default would exist under Section 11(c) of the Note Purchase Agreement as of March 31, 2016 and thereafter as a result of the Company’s failure to comply with Sections 10.1 and 10.2 of the Note Purchase Agreement for the Specified Quarters.

In consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and the undersigned Holders agree as follows:

1.                                      WAIVERS

Effective as of the Waiver Effective Date (as defined below), the undersigned Holders agree to waive, until the Waiver Expiration Date, the requirement that the Company comply with Sections 10.1 and 10.2 of the Note Purchase Agreement for each of the Specified Quarters (collectively, the “Waivers”), and agree that any failure by the Company to comply with such Sections 10.1 and/or 10.2 for the Specified Quarters shall not constitute a Default or an Event of Default until the Waiver Expiration Date.  Unless a further waiver is provided by the Holders pursuant to the Note Purchase Agreement, an immediate Event of Default shall occur under Section 11(c) of the Note Purchase Agreement on the Waiver Expiration Date, effective as of March 31, 2016.

The Waivers are limited to their terms and do not constitute a waiver of any other term, condition, representation, covenant or undertaking under the Note Purchase Agreement or any of the other agreements, documents, or instruments executed and delivered in connection therewith.  Without limiting the foregoing, the Waivers do not and shall not apply to any other Default or Event of Default that may currently be outstanding, and shall not apply to any future Default or Event of Default (other than a Default or Event of Default under Section 11(c) of the Note Purchase Agreement occurring during the period from the Effective Date to the Waiver Expiration Date and arising solely from the Company’s failure to comply with Sections 10.1 and/or 10.2 of the Note Purchase Agreement for either of the Specified Quarters).  The Company, on its behalf and on behalf of its Subsidiaries and Affiliates, agrees that the Waivers do not constitute or represent any agreement or commitment by any Holder to provide any other modifications to the Note Purchase Agreement or any of the other agreements, documents, or instruments executed and delivered in connection therewith, or establish any course of dealing by any Holder.  Except as expressly provided in the Waivers, (a) the Waivers do not and shall not constitute a waiver, release or limitation upon the exercise by any Holder of any of its rights, legal or equitable, hereunder or under the Note Purchase Agreement or any of the other agreements, documents, or instruments executed and delivered in connection therewith and (b) each Holder reserves any and all rights and remedies which it has had, has or may have under the Note Purchase Agreement and the other agreements, documents, or instruments executed and delivered in connection therewith.

2.                                      AMENDMENTS TO EXISTING NOTE PURCHASE AGREEMENT

Effective as of the date hereof, the Existing Note Purchase Agreement is hereby amended as set forth below in this Section 2 (such amendments, collectively, the “NPA Amendments”).

2.1                               Section 8.1 of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“8.1                         Required Prepayments; Maturity.

On October 3, 2016, the Company will prepay a portion of the outstanding principal amount of each Note equal to the Sixth Waiver Prepayment Amount with respect to such Note, plus the Sixth Waiver Prepayment Premium with respect to such Note, together with interest accrued on such principal amount being prepaid to the date of prepayment (the “Sixth Waiver Prepayment”).”

2.2                               Section 8.3 of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“8.3                         Mandatory Offer to Prepay Upon Change of Control.

(a)                                 Notice of Change of Control or Control Event — The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change of Control or Control Event, give notice of such Change of Control or Control Event to each holder of Notes; provided that, notwithstanding anything to the contrary in this Section 8.3, the Company shall not be required to give any notice of any Control Event unless and until it provides notice of such Control Event to the public (and public notice of such Control Event by filing of a Current Report on Form 8-K shall be deemed to constitute notice of such Control Event hereunder).  If a Change of Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in paragraph (b) of this Section 8.3 and shall be accompanied by the certificate described in paragraph (e) of this Section 8.3.

(b)                                 Offer to Prepay Notes — The offer to prepay Notes contemplated by paragraph (a) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, of the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”).  Such Proposed Prepayment Date shall be not less than 30 days and not more than 60 days after the date of such offer.

(c)                                  Acceptance; Rejection — A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance or rejection to be delivered to the Company on or before the date specified in the certificate described in paragraph (e) of this Section 8.3.  A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3, or to accept an offer as to all of the Notes held by the holder, within such time period shall be deemed to constitute acceptance of such offer by such holder.

(d)                                 Prepayment — Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be at 100% of the outstanding principal amount of such Notes, together with interest on such Notes accrued and unpaid to the date of prepayment, plus the Make-Whole Amount determined for such date of prepayment with respect to such principal amount.  The prepayment shall be made on the Proposed Prepayment Date.

(e)                                  Officer’s Certificate — Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date, (ii) that such offer is made pursuant to this

Section 8.3, (iii) the principal amount of each Note offered to be prepaid, (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date, (v) the estimated Make-Whole Amount that would be due on each Note offered to be prepaid (calculated as if the date of such offer were the date of the prepayment) and the details of such calculation, (vi) that the conditions of this Section 8.3 have been fulfilled, (vii) in reasonable detail, the nature and date or proposed date of the Change of Control and (viii) the date by which any holder of a Note that wishes to reject such offer must deliver notice thereof to the Company, which date shall not be earlier than seven Business Days prior to the Proposed Prepayment Date.

(f)                                   Make-Whole Amount Certificate — Two Business Days prior to the Proposed Prepayment Date, the Company will deliver to each holder of Notes (other than any holder who rejected the offer) a certificate, executed by a Senior Financial Officer of the Company, specifying the calculation of the Make-Whole Amount to be paid in respect of each Note as of the Proposed Prepayment Date.  In the event the Company incorrectly calculates the Make-Whole Amount payable with respect to any Note, the holder of such Note will not be bound by such incorrect calculation, but instead will be entitled to receive an amount equal to the correct Make-Whole Amount, calculated in compliance with the terms of this Agreement.”

2.3                               Section 8.5 of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“8.5                         Maturity; Surrender, etc.

In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any, and, in the case of the Sixth Waiver Prepayment, the Sixth Waiver Prepayment Premium.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, or Sixth Waiver Prepayment Premium, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.”

2.4                               Section 8.7 of the Existing Note Purchase Agreement is hereby amended by (a) amending the definitions of “Called Principal” and “Settlement Date” to insert the phrase “or 8.3” immediately after the phrase “Section 8.2” in each place where such phrase appears in such definitions, and (b) amending and restating in its entirety the definition of “Remaining Scheduled Payments” to read as follows:

““Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon,

calculated by reference to the Original Coupon of such Note, that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, 8.3 or 12.1.  For purposes of this definition, “Original Coupon” means (a) with respect to the Series A Notes, 3.23% per annum, (b) with respect to the Series B Notes, 4.13% per annum and (c) with respect to the Series C Notes, 4.28% per annum.”

2.5                               Section 10.2 of the Existing Note Purchase Agreement is hereby amended by deleting the last two sentences thereof in their entirety.

2.6                               Section 10.4 of the Existing Note Purchase Agreement is hereby amended by (a) deleting the word “and” at the end of clause (r)(iii) thereof, (b) replacing the phrase “clauses (a) through (r)” appearing in clause (s) thereof with the phrase “clauses (a) through (r) and clause (t)”, (c) replacing the period at the end of clause (s) thereof with “; and” and (d) inserting a new clause (t) at the end thereof to read as follows:

“(t)                              any Lien arising from the Company’s provision of the Cash Collateral (as defined in the Second Amendment and Sixth Waiver).”

2.7                               Section 10.6 of the Existing Note Purchase Agreement is hereby amended by amending and restating the first two lines of clause (j) thereof in their entirety to read as follows:

“(j)                              Dispositions made on or after the Waiver Expiration Date that are not otherwise permitted by clauses (a) through (i) of this Section 10.6, provided that:”

2.8                               Section 11(a) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(a)                           the Company defaults in the payment of any principal or Make-Whole Amount, if any, or Sixth Waiver Prepayment Premium on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or”

2.9                               Section 12.3 of the Existing Note Purchase Agreement is hereby amended by inserting the phrase “and Sixth Waiver Prepayment Premium” immediately after the phrase “Make-Whole Amount, if any,” in each place where such phrase appears.

2.10                        Each of Sections 14.1 and 14.2 of the Existing Note Purchase Agreement is hereby amended by inserting the phrase “Sixth Waiver Prepayment Premium” immediately after the phrase “Make-Whole Amount, if any,” in each place where such phrase appears.

2.11                        Section 17.1 of the Existing Note Purchase Agreement is hereby amended by amending and restating clause (b)(i) thereof in its entirety to read as follows:

“(i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest (including interest accruing at the Incremental Interest Rate), or of the Make-Whole Amount or any Required Prepayment Premium on, the Notes,”

2.12                        Section 22.2 of the Existing Note Purchase Agreement is hereby amended by inserting the phrase “, Sixth Waiver Prepayment Premium” immediately after the phrase “Make-Whole Amount” appearing therein.

2.13                        Schedule B of the Existing Note Purchase Agreement is hereby amended by inserting the following new defined terms in their proper alphabetical order:

““Incremental Interest Rate” means

(a)                                 for any day occurring on or after April 16, 2016 and before July 29, 2016, 2.25% per annum,

(b)                                 for any day occurring on or after July 29, 2016 and before the Waiver Expiration Date, 3.50% per annum, and

(c)                                  for any day occurring on or after the Waiver Expiration Date, the sum of (x) 2.00% per annum plus (y) if the Leverage Ratio exceeds 2.25 to 1.00 as of the last day of the fiscal quarter of the Company ended immediately prior to the most recently ended fiscal quarter, 0.25% per annum.”

““Required Prepayment Premium” means the Sixth Waiver Prepayment Premium.”

““Second Amendment and Sixth Waiver” means that certain Second Amendment and Sixth Waiver to Note Purchase Agreement, dated as of September 30, 2016, among the Company and the holders of the Notes.”

““Sixth Waiver Prepayment” is defined in Section 8.1.”

““Sixth Waiver Prepayment Amount” means, with respect to any Note, the “Sixth Waiver Prepayment Amount” set forth for such Note in Schedule I to the Second Amendment and Sixth Waiver, such that the sum of the Sixth Waiver Prepayment Amounts for all Notes is $15,000,000.”

““Sixth Waiver Prepayment Premium” means, with respect to any Note, the “Sixth Waiver Prepayment Premium” set forth for such Note in Schedule I to the Second Amendment and Sixth Waiver, such that the aggregate amount of the Sixth Waiver Prepayment Premium for all Notes is $806,000.”

““Waiver Expiration Date” means the later of (i) October 31, 2016 and (ii) the last day of any period ending after October 31, 2016 with respect to which the holders of the Notes waive compliance by the Company with Sections 10.1 and 10.2 for the fiscal quarters ended March 31, 2016 and June 30, 2016 (or any Default or Event of Default arising as a result of failure to comply therewith).”

2.14                        Schedule B of the Existing Note Purchase Agreement is hereby amended by amending and restating the following defined terms to read as follows:

““Default Rate” means, for each series of Notes, that rate of interest per annum that is the greater of (i) 2% above the then-effective rate of interest of the Notes of such series (such effective rate of interest to include the Incremental Interest Rate) or (ii) 2% over the rate of interest publicly announced by U.S. Bank National Association in New York City as its “base” or “prime” rate.”

2.15                        Schedule B of the Existing Note Purchase Agreement is hereby amended by deleting the defined term “Incremental Interest” in its entirety.

2.16                        Exhibit 1.1(a) to the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as set forth in Schedule II attached hereto.

2.17                        Exhibit 1.1(b) to the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as set forth in Schedule III attached hereto.

2.18                        Exhibit 1.1(c) to the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as set forth in Schedule IV attached hereto.

3.                                      AMENDMENTS TO NOTES

3.1                               Effective as of the date hereof:

(a)                                 each of the Existing Series A Notes outstanding on the date hereof is hereby, without any further action required on the part of any Person, automatically amended to conform to and have the terms provided in Schedule II attached hereto (the “Amended Form of Series A Note”), except that the registration number, principal amount, payee and date of issuance of each such Existing Series A Note shall remain unchanged;

(b)                                 each of the Existing Series B Notes outstanding on the date hereof is hereby, without any further action required on the part of any Person, automatically amended to conform to and have the terms provided in Schedule III attached hereto (the “Amended Form of Series B Note”), except that the registration number, principal amount, payee and date of issuance of each such Existing Series B Note shall remain unchanged; and

(c)                                  each of the Existing Series C Notes outstanding on the date hereof is hereby, without any further action required on the part of any Person, automatically amended to conform to and have the terms provided in Schedule IV attached hereto (the

“Amended Form of Series C Note”), except that the registration number, principal amount, payee and date of issuance of each such Existing Series C Note shall remain unchanged.

3.2                               Any Series A Note, Series B Note or Series C Note issued after the date hereof shall be in the form of the Amended Form of Series A Note, Amended Form of Series B Note or Amended Form of Series C Note, respectively.  The Company agrees, upon the request of any holder of a Note, to promptly deliver a replacement Note of the same series in the form specified for such series in the foregoing sentence in exchange for such Existing Note held by such holder.

3.3                               The NPA Amendments and the amendments to the Existing Notes set forth in this Section 3 are referred to herein, collectively, as the “Amendments”.

4.                                      REPRESENTATIONS AND WARRANTIES

4.1                               No Default or Event of Default.  No event has occurred and no condition exists that, as of the date hereof or as of the Waiver Effective Date (after giving effect to the Waivers), would constitute a Default or Event of Default.

4.2                               Authorization, etc.  The execution, delivery and performance by the Company of this Amendment and Waiver Agreement has been duly authorized by all necessary corporate action and does not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.  The Note Purchase Agreement, this Amendment and Waiver Agreement and the Notes each constitute the legal, valid, and binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3                               Compliance with Laws, Other Instruments, etc.  The execution, delivery and performance by the Company of this Amendment and Waiver Agreement will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, corporate charter or by-laws, or any other Material agreement, lease, or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

4.4                               Disclosure.  This Amendment and Waiver Agreement and the documents, certificates or other writings delivered to the Holders by or on behalf of the Company in connection herewith, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to the Holders by or on behalf of the Company.

4.5                               Credit Agreement; Letter of Credit.

(a)                                 No principal or interest is outstanding in respect of Loans (as defined in the Credit Agreement) under the Credit Agreement.

(b)                                 As of the date hereof, the aggregate amount of all LC Obligations (as defined in the Credit Agreement) is $500,000.

(c)                                  As of the Waiver Effective Date (after the satisfaction of the condition precedent set forth in Section 5.2 hereof), (i) no LC Obligations (as defined in the Credit Agreement) are outstanding under the Credit Agreement and (ii) the Company and its Subsidiaries have no indebtedness or obligations owing to U.S. Bank National Association, in the case of each of clauses (i) and (ii), other than in respect of a letter of credit issued by U.S. Bank National Association in the face amount of $500,000 for which the Company has provided cash collateral in an aggregate amount not exceeding $550,000 (such letter of credit, the “Letter of Credit”, and such cash collateral, the “Cash Collateral”).

5.                                      WAIVER EFFECTIVE DATE

The Waivers shall become effective as of the date on which each of the following conditions precedent has been satisfied in full (the “Waiver Effective Date”):

5.1                               Execution and Delivery of Amendment and Waiver Agreement.  The Holders shall have executed and delivered this Amendment and Waiver Agreement and the Holders shall have received a counterpart of this Amendment and Waiver Agreement duly executed and delivered by the Company.

5.2                               Credit Agreement.  The indebtedness and obligations of the Company and its Subsidiaries under and in respect of the Credit Agreement, other than in respect of the Letter of Credit, shall have been repaid and discharged in full and the Liens (if any) securing such indebtedness and obligations shall have been released, and the Holders shall have received a copy of the payoff letter executed in connection therewith.

5.3                               Confirmation of Subsidiary Guaranty.  The Holders shall have received a counterpart of the Consent and Reaffirmation attached hereto as Annex A duly executed and delivered by each Subsidiary Guarantor.

5.4                               Representations and Warranties True.  The representations and warranties set forth in Section 4 hereof shall be true and correct on such date in all respects.

5.5                               Fees and Expenses.  The Company shall have paid all reasonable fees, expenses and costs of (a) the Holders’ special counsel, Morgan, Lewis & Bockius LLP, (b) the Holders’ special local Utah counsel, Dorsey & Whitney LLP, (c) the Holders’ special local New Mexico counsel, Hinkle Shanor LLP, and (d) the Holders’ special local Missouri counsel, Polsinelli PC, in each case incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and Waiver Agreement and any other documents related hereto (including, without limitation, the fees and expenses of a financial advisor to the Holders) to the extent invoiced.

6.                                      MISCELLANEOUS

6.1                               Fifth Waiver Expiration Date.  The Company and each Holder acknowledge and agree that the Expiration Date (as defined in the Fifth Waiver) has occurred as of September 30, 2016.

6.2                               Optional Prepayments During Waiver Period.  The Company hereby agrees that, notwithstanding the provisions of Sections 8.2 and 8.4 of the Note Purchase Agreement, during the period from the date hereof through and including the Waiver Expiration Date, the Company will not provide any notice of prepayment under Section 8.2 of the Note Purchase Agreement, or make any prepayment pursuant to such Section 8.2, in each case unless such prepayment is allocated among all of the Notes at the time outstanding (without regard to series) in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.  Any failure by the Company to comply with the foregoing undertaking shall constitute an immediate Event of Default under Section 11(c) of the Note Purchase Agreement.

6.3                               Financial Advisor.  The Company hereby agrees, on behalf of itself and its Subsidiaries, that, notwithstanding Section 7.4(a) of the Note Purchase Agreement, any financial advisor engaged by or on behalf of the Holders may, from and after the date hereof until the Waiver Expiration Date, upon reasonable prior notice to the Company, visit the offices and properties of the Company and its Subsidiaries and discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s and its Subsidiaries’ officers and the independent public accountants of the Company and its Subsidiaries, all at such reasonable times and as often as may be reasonably requested in writing.

6.4                               Ratification.  Subject to the Amendments and the Waivers, the Note Purchase Agreement, the Notes and each of the other agreements, documents, and instruments executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified, approved and confirmed in all respects as of the date hereof.

6.5                               Reference to and Effect on the Note Purchase Agreement.  On and after the date hereof, each reference in the Note Purchase Agreement and in other documents describing or referencing the Note Purchase Agreement to the “Agreement,” “Note Purchase Agreement,” “hereunder,” “hereof,” “herein,” or words of like import referring to the Note Purchase Agreement shall mean and be a reference to the Note Purchase Agreement as amended hereby.

6.6                               Binding Effect.  This Amendment and Waiver Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.7                               Governing Law.  This Amendment and Waiver Agreement shall be construed and enforced in accordance with, and the rights of the parties hereto shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such state that would permit the application of the laws of a jurisdiction other than such state.

6.8                               Counterparts.  This Amendment and Waiver Agreement may be executed in any number of counterparts, each executed counterpart constituting an original, but altogether only one instrument.  Delivery of an executed signature page by facsimile or e-mail transmission shall be effective as delivery of a manually signed counterpart of this Amendment and Waiver Agreement.

6.9                               Release.  In further consideration of the execution by the Holders of this Amendment and Waiver Agreement, the Company, on behalf of itself and each of its Subsidiaries and Affiliates, and all of the successors and assigns of each of the foregoing (collectively, the “Releasors”), hereby completely, voluntarily, knowingly, and unconditionally releases and forever discharges each of the Holders and each of their respective advisors, professionals and employees, each affiliate of the foregoing and all of their respective successors and assigns (collectively, the “Releasees”), from any and all claims, actions, suits, and other liabilities, including, without limitation, any so-called “lender liability” claims or defenses (collectively, “Claims”), whether arising at law or in equity, which any of the Releasors ever had, now has or hereinafter can, shall or may have against any of the Releasees for, upon or by reason of any matter, cause or thing whatsoever from time to time occurring on or prior to the date hereof, in any way concerning, relating to, or arising from (a) any of the Releasors, (b) the Note Purchase Agreement, the Notes, the Subsidiary Guaranty or any of the other agreements, documents, or instruments executed and delivered in connection therewith, or any of the obligations thereunder, (c) the financial condition, business operations, business plans, prospects or creditworthiness of the Company, and/or (d) the negotiation, documentation and execution of this Amendment and Waiver Agreement and any documents relating hereto.  The Company, on behalf of itself and the other Releasors, hereby acknowledges that they collectively have been advised by legal counsel of the meaning and consequences of this release.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company and the Holders have caused this Amendment and Waiver Agreement to be executed and delivered by their respective officer or officers thereunto duly authorized.

INTREPID POTASH, INC.

By:	/s/ Brian D. Frantz
Name:	Brian D. Frantz
Title:	Senior Vice President and
Chief Accounting Officer

TEACHERS INSURANCE AND ANNUITY ASSOCIATION
OF AMERICA

By:	/s/ Ji Min Shin
Name:	Ji Min Shin
Title:	Director

THE GUARDIAN LIFE INSURANCE COMPANY OF
AMERICA

By:	/s/ Brian Keating
Name:	Brian Keating
Title:	Managing Director

COBANK, ACB

By:	/s/ Justin A. Barr
Name:	Justin A. Barr
Title:	Lead Special Assets Officer

AGFIRST FARM CREDIT BANK

By:	/s/ Christopher Reynolds
Name:	Christopher Reynolds
Title:	Assistant Vice President

FARM CREDIT BANK OF TEXAS

By:	/s/ Isaac E. Bennett
Name:	Isaac E. Bennett
Title:	Vice President

GREENSTONE FARM CREDIT SERVICES, ACA/FLCA

By:	/s/ Jeff Pavlik
Name:	Jeff Pavlik
Title:	Senior Vice President

1ST FARM CREDIT SERVICES, PCA

By:	/s/ Corey J. Waldinger
Name:	Corey J. Waldinger
Title:	Vice President, Capital Markets Group

FARM CREDIT SERVICES OF AMERICA, PCA

By:	/s/ Gary Mazour
Name:	Gary Mazour
Title:	Vice President — Capital Markets

ANNEX A

CONSENT AND REAFFIRMATION

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Second Amendment and Sixth Waiver to Note Purchase Agreement (the “Amendment and Waiver Agreement”) dated as of September 30, 2016, among Intrepid Potash, Inc. (the “Company”) and certain of the Holders party to the Note Purchase Agreement, dated as of August 28, 2012, as amended by that certain First Amendment to Note Purchase Agreement dated as of January 15, 2016 (as amended by the Amendment and Waiver Agreement and as further amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”).  Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Note Purchase Agreement.  Without in any way establishing a course of dealing by the Holders, each of the undersigned consents to the Amendment and Waiver Agreement and reaffirms the terms and conditions of the Subsidiary Guaranty executed by it in connection with the Note Purchase Agreement and acknowledges and agrees that such Subsidiary Guaranty remains and shall remain in full force and effect and hereby reaffirms, ratifies and confirms (a) in all respects each and every obligation and covenant made by it in such Subsidiary Guaranty and (b) that such Subsidiary Guaranty remains the legal, valid and binding obligation of such Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms.  All references to the Note Purchase Agreement contained in such Subsidiary Guaranty shall be a reference to the Note Purchase Agreement as modified by the Amendment and Waiver Agreement and as the same may from time to time hereafter be amended, restated, supplemented or otherwise modified.

Dated: September 30, 2016

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Consent and Reaffirmation to be executed by its officers thereunto duly authorized, as of the date written immediately above.

INTREPID POTASH — MOAB, LLC

By:	Intrepid Potash, Inc., its Manager

By:	/s/ Brian D. Frantz
Name:	Brian D. Frantz
Title:	Senior Vice President and
Chief Accounting Officer

INTREPID POTASH — WENDOVER, LLC

By:	Intrepid Potash, Inc., its Manager

By:	/s/ Brian D. Frantz
Name:	Brian D. Frantz
Title:	Senior Vice President and
Chief Accounting Officer

INTREPID POTASH — NEW MEXICO, LLC

By:	Intrepid Potash, Inc., its Manager

By:	/s/ Brian D. Frantz
Name:	Brian D. Frantz
Title:	Senior Vice President and
Chief Accounting Officer

[Signature Page to Consent and Reaffirmation (Note Purchase Agreement

SCHEDULE I

Holder	Aggregate Principal Amount of Series A Notes Outstanding	Aggregate Principal Amount of Series B Notes Outstanding	Aggregate Principal Amount of Series C Notes Outstanding	Sixth Waiver Prepayment Amount	Sixth Waiver Prepayment Premium
Teachers Insurance and Annuity Association of America	$0	$0	$37,500,000	Series C (CR-1): $3,750,000	Series C (CR-1): $298,082
The Guardian Life Insurance Company of America	$0	BR-2: $17,500,000 BR-5: $6,000,000	$7,500,000	Series B (BR-2): $1,750,000 Series B (BR-5): $600,000 Series C (CR-2): $750,000	Series B (BR-2): $109,019 Series B (BR-5): $37,378 Series C (CR-2): $59,616
CoBank, ACB	$25,000,000	$0	$0	Series A (AR-1): $2,500,000	Series A (AR-1): $69,986
AgFirst Farm Credit Bank	$15,000,000	$0	$0	Series A (AR-2): $1,500,000	Series A (AR-2): $41,992
Farm Credit Bank of Texas	$10,000,000	$0	$0	Series A (AR-3): $1,000,000	Series A (AR-3): $27,994
GreenStone Farm Credit Services, ACA/FLCA	$10,000,000	$7,000,000	$0	Series A (AR-4): $1,000,000 Series B (BR-6): $700,000	Series A (AR-4): $27,994 Series B (BR-6): $43,608
1st Farm Credit Services, PCA	$0	$7,500,000	$0	Series B (BR-3): $750,000	Series B (BR-3): $46,723
Farm Credit Services of America, PCA	$0	$7,000,000	$0	Series B (BR-4): $700,000	Series B (BR-4): $43,608
Totals	$60,000,000	$45,000,000	$45,000,000	$15,000,000	$806,000

SCHEDULE II

[FORM OF SERIES A SENIOR NOTE]

INTREPID POTASH, INC.

3.23% SENIOR NOTE, SERIES A
DUE APRIL 16, 2020

No. AR-[ ]	[Date]
$[ ]	PPN: 46121Y A*3

FOR VALUE RECEIVED, the undersigned, INTREPID POTASH, INC., a Delaware corporation (the “Company”), promises to pay to [         ], or registered assigns, the principal sum of $[              ] (or so much thereof as shall not have been prepaid) on April 16, 2020 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate equal to the sum of 3.23% per annum plus the Incremental Interest Rate from the date hereof, payable semiannually, on April 16 and October 16, in each year, commencing with the October 16 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law and subject to Section 12.5 of the Note Purchase Agreement (as defined below), on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount or Required Prepayment Premium, at a rate per annum from time to time equal to the Default Rate.

Payments of principal of, interest on and any Make-Whole Amount and Required Prepayment Premium with respect to this Note are to be made in lawful money of the United States of America at the principal office of U.S. Bank National Association in New York City or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Note Purchase Agreement dated as of August 28, 2012 between the Company and the respective purchasers named therein, as amended, restated, supplemented or otherwise modified and in effect from time to time (the “Note Purchase Agreement”) and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representations set forth in Section 6.2 of the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

Schedule II-1

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.  This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

INTREPID POTASH, INC.

By:
Name:
Title:

Schedule II-2

SCHEDULE III

[FORM OF SERIES B SENIOR NOTE]

INTREPID POTASH, INC.

4.13% SENIOR NOTE, SERIES B
DUE APRIL 14, 2023

No. BR-[ ]	[Date]
$[ ]	PPN: 46121Y A@1

FOR VALUE RECEIVED, the undersigned, INTREPID POTASH, INC., a Delaware corporation (the “Company”), promises to pay to [         ], or registered assigns, the principal sum of $[              ] (or so much thereof as shall not have been prepaid) on April 14, 2023 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate equal to the sum of 4.13% per annum plus the Incremental Interest Rate from the date hereof, payable semiannually, on April 16 and October 16, in each year, commencing with the October 16 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law and subject to Section 12.5 of the Note Purchase Agreement (as defined below), on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount or Required Prepayment Premium, at a rate per annum from time to time equal to the Default Rate.

Payments of principal of, interest on and any Make-Whole Amount and Required Prepayment Premium with respect to this Note are to be made in lawful money of the United States of America at the principal office of U.S. Bank National Association in New York City or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Note Purchase Agreement dated as of August 28, 2012 between the Company and the respective purchasers named therein, as amended, restated, supplemented or otherwise modified and in effect from time to time (the “Note Purchase Agreement”) and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representations set forth in Section 6.2 of the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the

Schedule III-1

purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.  This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

INTREPID POTASH, INC.

By:
Name:
Title:

Schedule III-2

SCHEDULE IV

[FORM OF SERIES C SENIOR NOTE]

INTREPID POTASH, INC.

4.28% SENIOR NOTE, SERIES C
DUE APRIL 16, 2025

No. CR-[ ]	[Date]
$[ ]	PPN: 46121Y A#9

FOR VALUE RECEIVED, the undersigned, INTREPID POTASH, INC., a Delaware corporation (the “Company”), promises to pay to [         ], or registered assigns, the principal sum of $[              ] (or so much thereof as shall not have been prepaid) on April 16, 2025 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate equal to the sum of 4.28% per annum plus the Incremental Interest Rate from the date hereof, payable semiannually, on April 16 and October 16, in each year, commencing with the October next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law and subject to Section 12.5 of the Note Purchase Agreement (as defined below), on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount or Required Prepayment Premium, at a rate per annum from time to time equal to the Default Rate.

Payments of principal of, interest on and any Make-Whole Amount and Required Prepayment Premium with respect to this Note are to be made in lawful money of the United States of America at the principal office of U.S. Bank National Association in New York City or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Note Purchase Agreement dated as of August 28, 2012 between the Company and the respective purchasers named therein, as amended, restated, supplemented or otherwise modified and in effect from time to time (the “Note Purchase Agreement”) and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representations set forth in Section 6.2 of the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the

Schedule IV-1

purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.  This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

INTREPID POTASH, INC.

By:
Name:
Title:

Schedule IV-2